UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 30, 2020

Free Flow Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54868	45-3838831
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6269 Caledon Road

King George, VA 22485

(Address of principal executive offices)

Phone: +(703) 789-3344

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On November 25, 2020, Free Flow, Inc., (the “Company”) appointed Shah Wali Khan as a Director of the Company. Please find Mr. Khans information below.

Shah Wali Khan, Age 51. Mr. Khan has been appointed as a Director of our Company. Shah Wali received his Bachelor of Arts degree from the Punjab University in Pakistan, in 1993. Mr. Khan then joined his family textile business as production director of Topi Industries (Pvt.). While there, he expanded operations to retail stores under the brand name Aroshi and sold embroidered fabric. Mr. Khan was able to grow the business to 40 outlets with approximately 150 employees. In 2018, Mr. Khan left the textile business and moved the United States with his family. Since arriving in the U.S., he has bought franchised Greek restaurants in California, where he performs duties in operations and management. Due to Mr. Khan’s vast experience and entrepreneurial spirit, the Company believes he is a great addition to our Board of Directors.

ITEM 9.01 - Financial Statements and Exhibits

(d) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Free Flow, Inc.

Date: November 30, 2020By: /s/ Sabir Saleem

Sabir Saleem

President & CEO